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                                                                     EXHIBIT J.3

                             CONSENT OF KUTAK ROCK

  We consent to the reference in the Prospectus contained in this Post-Effective Amendment No. 14 to the Registration Statement to our opinion concerning the status of Colorado BondShares A Tax-Exempt Fund as a regulated investment company under the Internal Revenue Code of 1986, as amended, under the heading "What is the Effect of Income Tax on My Investment?" and to the use of our name therein.

                                          Very truly yours,

                                                    /s/ KUTAK ROCK

                                          --------------------------------------
                                                        Kutak Rock

Denver, Colorado
January 28, 1999